UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 23, 2002


                    Federal Agricultural Mortgage Corporation
                   -------------------------------------------
            (Exact name of registrant as specified in its charter)


     Federally chartered
     instrumentality of
      the United States                0-17440              52-1578738
 ---------------------------         -----------           ------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)



    1133 21st Street, N.W., Suite 600, Washington, D.C.           20036
    ---------------------------------------------------          -------
       (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (202) 872-7700


            919 18th Street, N.W., Suite 200, Washington, D.C. 20006
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:

                  99    Press release dated January 23, 2002.

Item 9.  Regulation FD Disclosure.

     On January 23, 2002, the Registrant issued a press release announcing the Registrant's financial results for fourth quarter 2001. The press release is filed as Exhibit 99 hereto and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Nancy E. Corsiglia
                                       ---------------------------------
                                        Name:   Nancy E. Corsiglia
                                        Title:  Vice President - Finance




Dated:      January 24, 2002

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99                           Press Release Dated January 23, 2002       5

FARMER MAC - NEWS                                            Exhibit 99


FOR IMMEDIATE RELEASE                                         CONTACT
January 23, 2002                                           Jerome Oslick
                                                           202-872-7700


                     2001 Another Record Year for Farmer Mac

                         Fourth Quarter Earnings Up 72%


     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA) today announced diluted operating earnings per share of $0.43 for fourth quarter 2001, a new record and a 72 percent increase over fourth quarter 2000 diluted earnings per share of $0.25. Diluted earnings per share for 2001 reached $1.45, another record and a 58 percent increase compared to $0.92 for 2000. Operating income was $5.2 million for the quarter and $17.1 million for the year, compared to $2.9 million and $10.4 million for the same periods in 2000. Operating income, revenues, and earnings per share are measures that exclude the cumulative effect of the change in accounting principles recognized on January 1, 2001 under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS
133"), and its ongoing effects during 2001, in order to present measures consistent with prior presentations. Net income for fourth quarter 2001, including the cumulative and ongoing effects of FAS 133 during the quarter, was $5.5 million or $0.46 per share.

     Farmer Mac President and Chief Executive Officer Henry D. Edelman observed, "During 2001, the financial markets experienced both dramatic changes and volatility in interest rates. The agricultural economy was under continued stress and our country entered into its first recession in ten years. Farmer Mac met these challenges with its flexible financial framework and adapted its product offerings to meet customer needs and targeted marketing efforts to increase brand awareness. We successfully expanded our market penetration and grew our portfolio of outstanding guarantees. The fourth quarter marked another consecutive period of record-setting financial performance for Farmer Mac and was a fine finish to a solid year."

     "As of December 31st, our outstanding guarantees are $1.1 billion higher than they were one year ago; our retained earnings are more than $16.2 million higher; and our interest-earning assets are over $250 million higher. Farmer Mac is positioned for another year of growth and success during 2002. We believe Farmer Mac is on track to meet or exceed current market analyst projections for its financial performance in 2002."

Net Interest Income

     Net interest income was $7.2 million for fourth quarter 2001, and $26.9 million for the year, compared to $4.5 million and $17.7 million for the same periods in 2000. The net interest yield, exclusive of guarantee fees, was 0.88 percent for fourth quarter 2001, compared to 0.98 percent for third quarter 2001, which included a 0.09 percent benefit from yield maintenance payments, and
0.60 percent for fourth quarter 2000. The strength in Farmer Mac's net interest yield is a result of continued emphasis on sound interest rate risk management and debt issuance strategies and a 0.04 percent benefit from yield maintenance payments.

Other Income

     Other income, which is comprised of guarantee fee income and miscellaneous income, totaled $4.7 million for fourth quarter 2001 and $16.4 million for the year, compared to $3.5 million and $12.1 million, respectively, in 2000. Guarantee fee income, the largest component of other income, was $4.5 million for fourth quarter 2001, compared to $3.4 million for fourth quarter 2000 and $4.2 million for third quarter 2001. The relative increase in guarantee fees reflects an increase in the average balance of outstanding guarantees.

Operating Expenses

     During fourth quarter 2001, operating expenses totaled $2.4 million, compared to $2.3 million for fourth quarter 2000 and $2.5 million for third quarter 2001. Operating expenses as a percentage of operating revenues were 21 percent for fourth quarter 2001, compared to 28 percent for fourth quarter 2000 and 21 percent for third quarter 2001.

Credit

     As of December 31, 2001, Farmer Mac I loans purchased or guaranteed after the enactment in 1996 of changes to Farmer Mac's statutory charter ("post-1996 Act loans") that were 90 days or more past due, in foreclosure or in bankruptcy represented 1.90 percent of the principal balance of all post-1996 Act loans, compared to 2.16 percent as of September 30, 2001 and 1.25 percent as of December 31, 2000. (Farmer Mac assumes 100 percent of the credit risk on post-1996 Act loans; pre-1996 Act loans are supported by mandatory 10 percent subordinated interests that mitigate Farmer Mac's credit exposure.) Farmer Mac anticipates fluctuations in the delinquency rate from quarter to quarter, with higher levels likely to be reported at the end of the first and third quarters of each year due to the semiannual payment characteristics of most Farmer Mac loans. The year-over-year increase in the delinquency rate is attributable to the aging of the portfolio and continuing liquidity issues in the agricultural sector rather than to a decline in land values or other drivers of loan losses.

     USDA is forecasting net cash income on farms at $50.9 billion for 2002, down $8.7 billion from the revised 2001 forecast of $59.6 billion, assuming government payments of $10.7 billion for 2002. The USDA's government payments assumption is based on existing legislation however, and does not take into account increases expected to be enacted in the pending farm bill or any emergency assistance that may be contained in special legislation, which represented $9.1 billion of the $21.0 billion in government payments to the agricultural sector for 2001. USDA currently expects farm real estate values to rise during 2002 by about 1 percent. Regionally, farm real estate values may vary with differing rates of increase, or even decrease, depending on commodities grown and regional economic factors.

     Management believes that existing post-1996 Act delinquent loans have current loan-to-value ratios that adequately protect against losses at liquidation, with the exception of certain loans that are secured by land with improvements related to particular commodities that do not benefit from direct government payments. Farmer Mac expects loan losses to migrate to somewhat higher levels than in prior quarters, similar to the $850,000 in losses recognized during fourth quarter 2001. Notwithstanding that, management believes that ongoing potential losses will be covered adequately by the reserve for losses, based on the value of the collateral securing the loans, Farmer Mac's loan collection experience and continuing provisions for the reserve for losses. In certain collateral liquidation scenarios Farmer Mac may recover amounts previously written off, if liquidation proceeds exceed previous estimates. As of December 31, 2001, the weighted average original loan-to-value ratio for all post-1996 Act loans was 49 percent. Farmer Mac's provision for principal and interest losses was $2.0 million for fourth quarter 2001, compared to $1.3 million for fourth quarter 2000 and $2.0 million for third quarter 2001. As of December 31, 2001, Farmer Mac's net reserve for losses totaled $15.9 million, or
0.45 percent of outstanding post-1996 Act loans and AMBS, compared to $14.7 million (0.44 percent) as of September 30, 2001 and $11.3 million (0.45 percent) as of December 31, 2000.

Provision for Income Taxes

     The provision for income taxes totaled $2.3 million for fourth quarter 2001 and $8.4 million for the year, compared to $1.6 million and $5.7 million for the same periods in 2000. Farmer Mac's effective tax rate for 2001 was 33.1 percent compared to 35.5 percent for the year 2000. The reduction in the rate from year to year reflects the effects of certain tax-advantaged investment securities.

Capital

     Farmer Mac's regulatory core capital totaled $126.0 million as of December 31, 2001, compared to $101.2 million as of December 31, 2000 and $116.3 million as of September 30, 2001. The regulatory core capital balance as of December 31, 2001 exceeded Farmer Mac's regulatory minimum capital requirement by approximately $15.5 million.

     On April 12, 2001, the Farm Credit Administration ("FCA") issued its final risk-based capital regulation for Farmer Mac. The regulation became effective on May 23, 2001, and Farmer Mac will be required to meet the risk-based capital standards by May 23, 2002. As noted in our June 12, 2000 comment letter to the FCA on the proposed regulation, Farmer Mac believes that certain significant aspects of the risk-based capital regulation do not comply with the authorizing statute. We have maintained a dialogue with FCA regarding the application of the regulation and the complex underlying economic model - particularly the provisions that suggest to us that the FCA went outside the authorizing statute. If no change is made to the regulation before compliance is required, it could lead to an increase in the capital requirement for certain newly guaranteed program assets and so cause Farmer Mac to alter its strategic plan for future growth. While we are at this time uncertain whether the regulation, as issued, would alter that strategic plan, we continue to expect that any significant issues raised by the regulation will be resolved in accordance with the authorizing statute before Farmer Mac is required to meet the risk-based capital standards.

     Average return on equity, excluding the effects of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and FAS 133, was 17.1 percent for fourth quarter 2001, compared to 11.5 percent for fourth quarter 2000 and 17.7 percent for third quarter 2001.

Financial Statement Effects of FAS 133

     During fourth quarter 2001, the net after-tax income resulting from FAS 133 was $204,000, and the net after-tax increase in accumulated other comprehensive income was $7.6 million. For third quarter 2001, the net after-tax charge against earnings and the reduction in accumulated other comprehensive income were $190,000 and $14.1 million, respectively. Accumulated other comprehensive income is not a component of Farmer Mac's regulatory core capital. Management believes that reporting financial results by reference to operating income, revenues, and earnings per share (excluding the effects of FAS 133) provides a more accurate comparison of Farmer Mac's financial performance to previous presentations.

Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include: (1) uncertainties regarding the rate and direction of the development of the secondary market for agricultural mortgage loans; (2) uncertainties in the agricultural economy resulting from low commodity prices, weak demand for U.S. agricultural products and crop damage from natural disasters; (3) uncertainties concerning the level of government payments for agriculture that are expected to be provided for in the pending farm bill and the effect of the level of such payments on the agricultural economy; (4) uncertainties as to the intended operation of the risk-based capital standards promulgated by FCA in the second quarter of 2001, which Farmer Mac is required to comply with by May 23, 2002; and (5) the implementation of additional statutory or regulatory restrictions applicable to Farmer Mac or restrictions on Farmer Mac's investment authority. These and other factors are discussed in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the Securities and Exchange Commission on November 13, 2001. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for USDA guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock
Exchange under the symbols AGM and AGMA, respectively. Additional information about Farmer Mac (as well as the Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com. The conference call to discuss Farmer Mac's fourth quarter 2001 earnings and this press release will be webcast on Farmer Mac's website beginning at 10:00 a.m. eastern time, Thursday, January 24, 2002, and an audio recording of that call will be available on Farmer Mac's website after the call is concluded.

                  Federal Agricultural Mortgage Corporation
                          Consolidated Balance Sheets
                               (in thousands)

                                         December 31,  December 31,
                                            2001          2000
                                       --------------------------
                                         (unaudited)   (audited)
 Assets:
  Cash and cash equivalents               $ 437,831    $ 537,871
  Investment securities                   1,007,954      836,757
  Farmer Mac guaranteed securities        1,690,376    1,679,993
  Loans                                     201,812       30,279
  Financial derivatives                          15            -
  Interest receivable                        56,253       55,681
  Guarantee fees receivable                   6,004        5,494
  Prepaid expenses and other assets          16,963       14,824
                                       --------------------------
   Total assets                         $ 3,417,208  $ 3,160,899
                                       --------------------------
 Liabilities and stockholders' equity:
  Notes payable:
   Due within one year                  $ 2,233,267  $ 2,201,691
   Due after one year                       968,463      767,492
                                       --------------------------
    Total notes payable                   3,201,730    2,969,183
  Financial derivatives                      20,762            -
  Accrued interest payable                   26,358       20,852
  Accounts payable and accrued expenses      18,037       26,880
  Reserve for losses                         15,884       11,323
                                       --------------------------
   Total liabilities                      3,282,771    3,028,238
  Stockholders' equity                      134,437      132,661
                                       --------------------------
   Total liabilities and stockholders'  $ 3,417,208  $ 3,160,899
         equity                        --------------------------


                    Federal Agricultural Mortgage Corporation
                     Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                        Quarter Ended           Year Ended
                                  ----------------------------------------------
                                     Dec. 31,    Dec. 31,    Dec. 31,   Dec. 31,
                                       2001        2000        2001       2000
                                  ----------------------------------- ----------
                                   (unaudited) (unaudited) (unaudited) (audited)
 Interest income:
  Investments and cash equivalents   $ 11,494    $ 23,147   $ 65,334   $ 91,905
  Farmer Mac guaranteed securities     25,234      28,886    110,169    100,649
  Loans                                 2,525         534      5,710      2,866
                                  ----------------------------------- ----------
 Total interest income                 39,253      52,567    181,213    195,420
 Interest expense                      32,056      48,061    154,274    177,722
                                  ----------------------------------- ----------
 Net interest income                    7,197       4,506     26,939     17,698
 Gains/(Losses) on financial derivatives
  and trading assets                      317           -       (726)         -
 Other income:
  Guarantee fees                        4,534       3,368     15,807     11,677
  Miscellaneous                           140         149        560        399
                                  ----------------------------------- ----------
 Total other income                     4,674       3,517     16,367     12,076
                                  ----------------------------------- ----------
 Total revenues                        12,188       8,023     42,580     29,774
 Expenses:
  Compensation and employee benefits    1,454       1,168      5,601      4,521
  Regulatory fees                          23         133        735        584
  General and administrative              957         966      4,094      3,744
                                  ----------------------------------- ----------
 Total operating expenses               2,434       2,267     10,430      8,849
  Provision for losses                  1,986       1,297      6,725      4,739
                                  ----------------------------------- ----------
 Total expenses                         4,420       3,564     17,155     13,588
                                  ----------------------------------- ----------
 Income before income taxes             7,768       4,459     25,425     16,186
 Income tax provision                   2,287       1,586      8,419      5,749
                                  ----------------------------------- ----------
 Net income before cumulative effect    5,481       2,873     17,006     10,437
 Cumulative effect of change
  in accounting principles, net of tax      -           -       (726)         -
                                  ----------------------------------- ----------
 Net income                           $ 5,481     $ 2,873   $ 16,280   $ 10,437
                                  ----------------------------------- ----------
 Earnings per share:
    Basic earnings per share           $ 0.48      $ 0.26     $ 1.44     $ 0.94
    Diluted earnings per share         $ 0.46      $ 0.25     $ 1.38     $ 0.92
 Earnings per share excluding cumulative
  effect of change in accounting principles:
    Basic earnings per share           $ 0.48      $ 0.26     $ 1.50     $ 0.94
    Diluted earnings per share         $ 0.46      $ 0.25     $ 1.45     $ 0.92
 Operating earnings per share:*
    Basic earnings per share           $ 0.45      $ 0.26     $ 1.51     $ 0.94
    Diluted earnings per share         $ 0.43      $ 0.25     $ 1.45     $ 0.92

* operating earnings per share excludes the cumulative effect of FAS 133 and its ongoing effects during 2001.

                    Federal Agricultural Mortgage Corporation
                            Supplemental Information


     The following tables present quarterly and annual information regarding loan purchases and guarantees, outstanding guarantees and delinquencies.

                        Farmer Mac Purchases and Guarantees
          --------------------------------------------------------------
                                Farmer Mac I
                           ---------------------
                              Loans &                Farmer Mac
                                AMBS     LTSPC           II          Total
                           ---------------------------------------------------
                                             (in thousands)
 For the quarter ended:
  December 31, 2001          $ 62,953    $ 237,140    $ 39,564    $ 339,657
  September 30, 2001           69,561      246,472      42,396      358,429
  June 30, 2001                85,439      499,508      57,012      641,959
  March 31, 2001               48,600       49,695      47,707      146,002
  December 31, 2000            45,727      180,502      36,029      262,258
  September 30, 2000          292,658      158,291      40,036      490,985
  June 30, 2000                45,578       34,409      94,870      174,857
  March 31, 2000               58,283            -      22,570       80,853

 For the year ended:
  December 31, 2001           266,553    1,032,815     186,679    1,486,047
  December 31, 2000           442,246      373,202     193,505    1,008,953




                                       Outstanding Guarantees (1)
----------------------------------------------------------------------------------------------------
                                   Farmer Mac I
                   -----------------------------------------
                              Post-1996 Act
                      -------------------------
                         Loans &                   Pre-1996   Farmer Mac                Held in
                         AMBS (2)       LTSPC         Act        II          Total     Portfolio (3)
                      ------------   -----------  ---------- ------------ ---------- --------------
                                                         (in thousands)
 As of:
  December 31, 2001    $1,658,716     $1,884,260   $ 48,979   $ 595,156   $ 4,187,111  $1,857,232
  September 30, 2001    1,605,160      1,731,861     58,813     608,944     4,004,778   1,804,391
  June 30, 2001         1,572,800      1,537,061     65,709     579,251     3,754,821   1,763,676
  March 31, 2001        1,466,443      1,083,528     72,646     549,003     3,171,620   1,648,896
  December 31, 2000     1,615,914        862,804     83,513     517,703     3,079,934   1,581,905
  September 30, 2000    1,621,516        707,850     92,536     491,820     2,913,722   1,571,315
  June 30, 2000         1,354,623        575,143    100,414     467,352     2,497,532   1,292,359
  March 31, 2000        1,310,710        551,423    107,403     387,992     2,357,528   1,268,889
  December 31, 1999     1,266,522        575,097    118,214     383,266     2,343,099   1,237,623




                                     Farmer Mac I Delinquencies (4)
--------------------------------------------------------------------------------------
                                                        Distribution of Post-1996
                    Post-1996  Pre-1996                      Act Delinquencies -
As of:                 Act        Act       Total         UPB as of Dec. 31, 2001
                    --------------------- ----------    ---------------------------
                                                     (by original loan-to-value ratio)
  December 31, 2001   1.90%      7.00%      1.99%           0.00% to 40.00%     5%
  September 30, 2001  2.16%      4.66%      2.21%          40.01% to 50.00%     9%
  June 30, 2001       1.72%      3.69%      1.77%          50.01% to 60.00%    38%
  March 31, 2001      2.62%      5.83%      2.72%          60.01% to 70.00%    45%
  December 31, 2000   1.25%      6.49%      1.44%          70.01% to 80.00%     3%
  September 30, 2000  1.80%      5.55%      1.96%                           -------
  June 30, 2000       1.25%      4.12%      1.41%                     Total   100%
  March 31, 2000      1.45%      4.89%      1.65%                           -------

(1) Pre-1996 Act loans back securities that are supported by unguaranteed subordinated interests representing approximately 10 percent of the balance of the loans. Farmer Mac assumes 100 percent of the credit risk on post-1996 Act loans. Farmer Mac II loans are guaranteed by the U.S.
     Department of Agriculture.
(2)   Periods prior to June 30, 2001 include only AMBS.
(3)   Included in total outstanding guarantees.
(4)   Includes loans 90 days or more past due, in foreclosure or in bankruptcy.
